Exhibit 10.1

ENBRIDGE INC.
DIRECTORS’ COMPENSATION PLAN
February 8, 2023

Effective January 1, 2023

ENBRIDGE INC.
DIRECTORS’ COMPENSATION PLAN

1.DEFINED TERMS
As used herein, the following terms shall have the following meanings, respectively:
“Beneficiary” means any person(s) designated by a Director as indicated on the Designation of Beneficiary Form, to receive any cash amount or Shares under this Plan in the event of the Director’s death;
“Board” means the Board of Directors of the Corporation;
“Bonus Retainer” means a direct grant of DSUs to a Director in addition to such Director’s regular retainer.
“Canadian Election Form” means the election form required to be submitted by the Canadian Taxpayers to the Corporation;
“Canadian Taxpayer” means a Director whose income is subject to Canadian federal income taxation;
“Code” means the U.S. Internal Revenue Code of 1986, as amended;
“Comparator Group” has the meaning set forth in Section 4;
“Compensation” has the meaning set forth in Section 7;
“Corporation” means Enbridge Inc., and includes any successor corporation thereto;
“Deferred Stock Unit Account” has the meaning set forth in Subsection 9(a);
“Deferred Stock Units” or “DSUs” mean units credited to a Director in accordance with Subsection 9(b);
“Designation of Beneficiary Form” means the form attached hereto as Appendix “B”;
“Director” means a director of the Corporation;
“DRS” means the Direct Registration System;
“Dual-Taxed Member” means a Director that is both a U.S. Taxpayer and a Canadian Taxpayer;
“Estate” means the estate of a deceased Director;
“Governance Committee” means the Governance Committee of the Board;
“Market Value”, as of a particular day, means the weighted average of the trading price for one (1) Share on The Toronto Stock Exchange for the five (5) Trading Days immediately preceding that day;

“Payment Date” means the date on which Directors would normally receive payments of Compensation;
“Plan” means this Directors’ Compensation Plan effective January 1, 2018, as the same may be amended or varied from time to time;
“Retirement Date”, in respect of a Director, means the effective date on which the Director ceases to be a Director, for any reason whatsoever;
“Share” means a common share of the Corporation;
“Trading Day” means any day, other than a Saturday or Sunday, on which The Toronto Stock Exchange is open for trading;
“Trustee” means the trustee engaged by the Corporation for purposes of facilitating the payment of Share-based Compensation in accordance with Section 8.
“U.S. Election Form” means the election form required to be submitted by U.S. Taxpayers to the Corporation; and
“U.S. Taxpayer” means a Director whose income is subject to U.S. federal income taxation.
2.PURPOSE AND OBJECTIVES
a.The purpose of this Plan is to provide a compensation system for Directors. This Plan applies only to the members of the Board and does not apply to board members of affiliate organizations or employees of the Corporation or any of its subsidiaries.
b.The objectives of this Plan are:
i.to compensate Directors commensurate with the risks, responsibilities and time commitments assumed by Board members;
ii.to attract and retain the services of the most qualified individuals to serve on the Board;
iii.to align the interests of Directors with the Corporation’s shareholders;
iv.to provide competitive levels of compensation by considering various pay components typically provided to directors; and
v.to deliver such compensation in a tax effective manner.
c.The Board provides oversight and stewardship over this Plan through the Governance Committee and has overall responsibility for determining the philosophical framework of the Directors’ compensation program.

3.ADMINISTRATION
The Governance Committee will administer this Plan in its discretion. The Governance Committee shall have the power to interpret the provisions of this Plan and to make regulations and formulate administrative provisions for its implementation, and to make such changes in the regulations and administrative provisions as, from time to time, the Governance Committee deems proper and in the best interests of the Corporation. Such regulations and provisions may include the delegation to any Director(s) or any officer(s) of the Corporation of such administrative duties and powers of the Governance Committee as it may see fit.
4.EXTERNAL BENCHMARKING
a.The Board supports maintaining a level of compensation for Directors that is competitive with compensation levels paid to directors of comparable public corporations; reflects the risks accompanying Board membership and the time commitments and responsibilities required of Directors, committee members and Board or Committee Chairs; and reflects the size and complexity of the Corporation’s business.
b.The Governance Committee will, from time to time, with the assistance of qualified external experts in the area of compensation benchmarking, review and determine the appropriate comparable public corporations against which comparisons are made (the “Comparator Group”) with the intention that such Comparator Group be consistent with the periodic evaluation of executive management compensation.
c.To the extent possible and appropriate, the Governance Committee shall align the Comparator Group with the group used to benchmark executive management compensation practices as approved by the Human Resources & Compensation Committee (refer to Enbridge Inc. senior management compensation policy Compensation Comparators).
5.COMMUNICATION
The Board recognizes that Compensation is an important component of corporate governance and is committed to ensuring that the material terms of the compensation program are properly disclosed to shareholders and regulators.

6.APPLICATION
This Plan applies to each individual while serving as a Director and, subject to Subsections 10(c), (d), (e), (f) and 11(a) (ii) and (iii), (c), (d) and (e), shall cease to apply on the Director’s Retirement Date.
7.DIRECTORS’ COMPENSATION
a.General
The Board, on the recommendation of the Governance Committee, shall determine from time to time the amount of compensation to be paid to Directors (the “Compensation”) including, without limitation, amounts in respect of retainers (including the retainer for the Chair of the Corporation and Chairs of committees of the Board), Board meeting and committee meeting attendance fees, and any other amounts which the Board in its discretion considers to be appropriate. In addition, the Board shall determine the amount of expenses, if any, for which the Directors will be reimbursed.
b.Fee Structure and Payment Particulars
i.Compensation will be made on the basis of a flat fee structure that incorporates all Board, committee, and Chair retainers as determined by the Board. The Board’s policy is to target flat fee levels at the 50th percentile of total compensation levels paid to directors of the Comparator Group (as defined in Section 4).
ii.As of April 1, 2021, Compensation shall be as set out in Appendix “A”. Changes to Appendix “A” may be made by the Board following a recommendation of or consultation with the Governance Committee. Upon any such change being approved by the Board, a new Appendix “A” incorporating the changes and effective as of the date established by the Board shall be attached to the Plan and become Appendix “A” for all purposes of the Plan.
iii.Compensation is paid quarterly, in arrears. All Directors, regardless of country of residency, shall be paid in US dollars.
iv.A percentage of the Compensation may be withheld in cases where a Director’s attendance at Board meetings or Committee meetings or both, falls below the established minimum. The Governance Committee will review the continuation of the Director on the Board if an inordinate number of meetings are missed.
v.At any time, the Board, on the recommendation of the Governance Committee, may grant to Directors a Bonus Retainer in the form of a direct grant of DSUs. For U.S. Taxpayers only, DSUs comprising a Bonus Retainer shall be payable on December 31 of the year following the year of the Director’s Retirement Date and no U.S. Taxpayer shall be permitted to elect the form or timing of payment of any portion of a Bonus Retainer.
c.Forms of Payment
The Board, on the recommendation of the Governance Committee, shall determine the portion(s), if any, of the Compensation that a Director may elect to receive by way of cash, Shares or Deferred Stock Units. Until revised by the Board, each Director and Chair of the Board will, subject to requirements of minimum share ownership criteria, as set out in Appendix “A”, elect to receive Compensation as cash, Shares or Deferred Stock Units, in whole or in part, in increments of 5% (totalling 100% of the Compensation payable to such Director).
8.COMPENSATION - SHARES
a.In respect of any amount of Compensation payable to a Director in Shares, funds sufficient for the purchase in the open market of such Shares shall be paid to the Trustee by the Corporation in trust for such Director from time to time, and shall be applied by the Trustee to the purchase of Shares, in the open market on a stock exchange, for that Director.
b.The Shares to which a Director becomes entitled hereunder shall be calculated on the basis of the Market Value thereof two (2) weeks prior to the Payment Date.
c.The Trustee shall cause such Shares to be registered in the name of the Director and held in electronic book-entry form through the DRS.
d.The Trustee shall cause the transfer agent to provide (i) a Direct Registration (DRS) Advice to each Director promptly after each purchase of Shares on such Director’s behalf, which will set out the number of Shares so purchased and the aggregate number of Shares held by such Director in the DRS, and (ii) a Direct Registration (DRS) Statement to each such Director annually. In addition, the

Trustee shall promptly provide any other information required by the Director for tax reporting purposes.
9.COMPENSATION - DEFERRED STOCK UNITS
a.Deferred Stock Unit Account
An account, to be known as a “Deferred Stock Unit Account”, shall be maintained by the Corporation for each Director and will show the number of Deferred Stock Units credited to a Director, to four (4) decimal places, from time to time.
b.Crediting Deferred Stock Unit Account
In respect of any amount of Compensation payable to a Director in Deferred Stock Units, the number of Deferred Stock Units to be credited to that Director will be calculated by dividing the dollar amount of the quarterly Compensation payable to that Director in Deferred Stock Units on the Payment Date by the Market Value two (2) weeks prior to such date.
c.Additional Deferred Stock Units From Dividends On Shares
In addition to Subsection 9(b), whenever any cash dividend or other cash distribution is paid on the Shares, additional Deferred Stock Units will be credited to the Director’s Deferred Stock Unit Account. The number of such additional Deferred Stock Units will be calculated by dividing the aggregate dividends that would have been paid to such Director if the Deferred Stock Units in the Director’s Deferred Stock Unit Account had been Shares, by the Market Value of a Share on the date on which the dividends are paid on the Shares, less the amount of any discount then in effect for the reinvestment of dividends under the Corporation’s Dividend Reinvestment and Share Purchase Plan.
10.CANADIAN TAXPAYER - DEFERRED STOCK UNITS
This Section 10 only applies to Canadian Taxpayers:
a.Choice of Compensation Mix
i.The Directors shall elect on or before December 31 of the preceding year in which Compensation will be earned, the portion of such Compensation, excluding any Bonus Retainer, to be received by the Director in cash, Shares or Deferred Stock Units in respect of that calendar year, and, failing such election, the Director shall, subject to any minimum amounts of cash, Shares or Deferred Stock Units as set out in Appendix “A”, be deemed to have elected 100% in cash.
ii.Where a Director joins the Board after January 1 in any year, such Director shall make his or her compensation mix election within thirty (30) days of his or her election or appointment to the Board.
iii.In all cases, the Directors’ elections shall be irrevocable and shall remain in force from the date of such election until the date of the next election.
b.Canadian Election Form
Each Director shall fill out a Canadian Election Form indicating their elected compensation mix and deliver such Canadian Election Form to the Corporation on the dates set out above.
c.Elected Payment Date – Canadian Taxpayer
Except as provided in Subsection 10(e), the determined value of the Deferred Stock Units credited to the Deferred Stock Unit Account of a Director whose income is subject to Canadian income tax, net of required withholdings, shall be paid to that Director on a date to be agreed upon by that Director and the Corporation, provided that the payment date must be a date subsequent to the Retirement Date and may be no later than December 31 of the first calendar year commencing after that Retirement Date.
d.No Election Default
If no such payment date agreement is reached, pursuant to Subsection 10(c), the payment date will be December 31 of the first calendar year commencing after that Director’s Retirement Date.
e.Payment on Death of a Canadian Taxpayer
i.When a Director dies, the value of the Deferred Stock Units credited to that Director’s Deferred Stock Unit Account, net of applicable withholdings, shall be paid to his or her Beneficiary as soon as practicable after the Director’s death, provided that the payment shall be made no later than December 31 of the first calendar year commencing after that Director’s Retirement Date.
ii.Notwithstanding the above, if the Beneficiary of the deceased Director has not been determined within sixty (60) days after the Director’s death, the Corporation shall make such payment to the Estate.

f.Determining Value for Canadian Taxpayers
To determine the value of Deferred Stock Units for the purposes of a payment to a Director (or, where the Director has died, his or her Beneficiary or Estate, as the case may be) under Subsections 10(c), (d) or (e), a Deferred Stock Unit will be valued equal to the Market Value multiplied by the number of Deferred Stock Units (including fractional Units) credited to a Director’s Deferred Stock Unit Account on the following basis:
i.for Subsections 10 (c) and (d), the Market Value on the third (3rd) Trading Day before the elected payment date; and
ii.for Subsection 10(e), the Market Value on the next Trading Day after the Director’s death.
g.Effect of Reorganization of the Corporation for Canadian Taxpayers
In the event of any merger, consolidation or other reorganization of the Corporation in which the Corporation is not the surviving or continuing corporation, all Deferred Stock Units granted hereunder and outstanding on the date of such reorganization shall be assumed by the surviving or continuing corporation. If, in the event of any such merger, consolidation or other reorganization, provision for such assumption satisfactory to an owner of a Deferred Stock Unit granted under this Plan is not made by the surviving or continuing corporation, such owner shall have distributed to him or her within sixty (60) days after the reorganization, in full satisfaction, cash in payment of the Market Value on the Trading Day immediately preceding the day of such reorganization.
11.US TAXPAYER- DEFERRED STOCK UNITS
This Section 11 only applies to U.S. Taxpayers:
a.Choice of Compensation Mix and Election Payment Date
Directors shall elect on or before December 31 of the calendar year immediately preceding the calendar year in which Compensation will be earned:
i.the portion of such Compensation, excluding any Bonus Retainer, to be received by those Directors in cash, Shares or Deferred Stock Units in respect of that calendar year. If no election is made the Director shall, subject to any minimum amounts of cash, Shares or Deferred Stock Units as set out in Appendix “A”, be deemed to have elected 100% in cash;

ii.the date, to be agreed upon by each of the Directors and the Corporation for payment of such Director’s Deferred Stock Unit Account where such date may be any date after that Director’s Retirement Date, provided that the payment date is after that Retirement Date and no later than December 31 of the first calendar year commencing after that Retirement Date. If no such payment date is determined, the Corporation, at its sole discretion, shall pay the amount owing from Director’s Deferred Stock Unit Account within ninety (90) days following that Director’s Retirement Date;
iii.where a Director joins the Board after January 1 in any year, such Director shall make his or her election for both compensation mix and payment date within thirty (30) days of his or her election or appointment to the Board; and
iv.in all cases, the Directors’ elections shall be irrevocable and shall remain in force from the date of such election until the Director’s Retirement Date.
b.U.S. Election Form
Each Director shall fill out a U.S. Election Form indicating their elected compensation mix and payment date of their Deferred Stock Unit Account and deliver such U.S. Election Form to the Corporation. Such form shall be irrevocable.
c.Specified Employee
Notwithstanding Subsection 11 (a), if the payment of a Director’s Deferred Stock Unit Account would be subject to taxation or penalties under Code Section 409A because the timing of such payment is not delayed as provided in Section 409A for a “specified employee,” then if the Director is (1) a U.S. Taxpayer and (2) a “specified employee” under Code Section 409A, any payment which that Director would otherwise be entitled to receive during the six (6) month period following the Director’s Retirement Date shall be delayed and paid within fifteen (15) days after the date that is six (6) months following the Director’s Retirement Date, or such earlier date upon which such amount can be paid under Code Section 409A without being subject to such taxation, such as upon that Director’s death.

d.Payment on Death of a U.S. Taxpayer
i.When a Director dies, the value of the Deferred Stock Unit Account, credited to that Director’s Deferred Stock Unit Account, net of applicable withholdings, shall be paid to his or her Beneficiary not later than by the later of (i) the end of the calendar year of the Director’s Retirement Date, or (ii) ninety (90) days following that Director’s date of death, provided that the Beneficiary shall not be permitted to designate the taxable year in which such payment is made.
ii.Notwithstanding the above, if the Beneficiary of the deceased Director has not been determined within sixty (60) days after the Director’s death, the Corporation shall make such payment to the Estate.
e.Determining Value for U.S. Taxpayers
i.To determine the value of Deferred Stock Units for the purposes of a payment to a Director (or, where the Director has died, his or her Beneficiary or Estate, as the case may be) under Subsections 11(a)(ii), (iii), (c) or (d), a Deferred Stock Unit will be valued equal to the Market Value multiplied by the number of Deferred Stock Units (including fractional Units) credited to a Director’s Deferred Stock Unit Account on the following basis:
(i) for Subsections 11(a)(ii),(iii) and (c), the Market Value on the third (3rd) Trading Day before the elected payment date; and
(ii) for Subsection 11(d), the Market Value on the next Trading Day after the Director’s death.
f.Dual-Taxed Members
In the event that a Director is both a U.S. Taxpayer and a Canadian Taxpayer at the time that the Director’s Deferred Stock Units become payable, the provisions of this Section 11(f) shall apply:
i.If the Director has made a valid election under Section 11(a) and (b) with regard to payment of the Director’s Deferred Stock Units, payment of such Director’s Deferred Stock Unit Account shall be made in accordance such election, subject to Section 11(c).

ii.If the Director has not made a valid election under Section 11(a) and (b) with regard to payment of the Director’s Deferred Stock Units, payment of such Director’s Deferred Stock Unit Account shall be made as of a date determined by the Corporation in its discretion, with such payment date to be within ninety (90) days following the Director’s Retirement Date, subject to the following:
(i) If the ninety (90) day period begins in one calendar year and ends in the following calendar year, the payment date within such 90-day period shall be determined in the sole discretion of the Corporation, and the Director shall not be permitted to make a payment election under Section 10(c) and (d) of the Plan that applies for a Canadian Taxpayer; or

(ii) If the ninety (90) day period begins and ends in the same calendar year, the Director shall be permitted to make a payment election under Section 10(c) and (d) of the Plan, but the payment date elected by the Director must fall within the 90-day period following the Director’s Retirement Date

g.Code Section 409A Compliance
With respect to any Director who is a U.S. Taxpayer, the Corporation intends that this Plan shall comply with the applicable provisions of Code Section 409A, or an exemption from the application of Code Section 409A, in order to prevent the inclusion in the gross income of such Director of any deferred amount in a taxable year that is prior to the taxable year in which such amount would otherwise be distributed or made available to such Director under the terms of this Plan. This Plan shall be construed, interpreted and administered in a manner consistent with such intent. In furtherance of this intent, to the extent that any term of this Plan is ambiguous, such term shall be interpreted to comply with Code Section 409A, or an exemption from the application of Code Section 409A, as determined by the Corporation.

h.Effect of Reorganization of the Corporation for U.S. Taxpayers and Dual-Taxed Members

In the event of any merger, consolidation or other reorganization of the Corporation where the surviving or continuing corporation does not assume all of the Director’s Deferred Stock Units that are outstanding on the date of such reorganization, and such event constitutes a “change in control” of the Corporation within the meaning of Code Section 409A, then the surviving or continuing corporation shall distribute to the Director, within sixty (60) days after the closing date of such event, in complete satisfaction of all the rights of the Director under this Plan, cash in full payment of the Market Value of the Director’s Deferred Stock Units as valued as of the Trading Day immediately preceding the closing date of such event. In the event that the Director is a Dual-Taxed Member, this Section 11(h) shall apply and Section 10(g) shall be inapplicable

12.BROKERAGE COMMISSIONS
All brokerage commissions and other transaction costs in respect of Share purchases made under Section 8 of this Plan shall be paid by the Corporation.

13.TAXES AND REPORTING
a.The Corporation shall deduct from all amounts otherwise payable to a Director (or Beneficiary or Estate, as the case may be) all amounts, including applicable taxes, that are required by law to be withheld with respect to the amount otherwise payable.
b.Notwithstanding anything else contained herein, each Director who participates in this Plan shall be responsible for:
i.the payment of all applicable taxes including, but not limited to, income taxes payable in connection with the acquisition, holding and delivery of Shares for or to a Director pursuant to this Plan and the payment of the value of the Deferred Stock Units, subject to deduction and remittance by the Corporation of applicable withholding taxes; and
ii.compliance with the continuous disclosure requirements of the applicable securities commissions or similar regulatory authorities in Canada and those exchanges upon which the Corporation’s Shares are traded, including, but not limited to, the preparation and filing of insider trading reports respecting the acquisition of Shares pursuant to this Plan, and the Corporation, its employees and agents shall bear no liability in connection with the payment of such taxes or the compliance with such disclosure requirements.
14.DILUTION ADJUSTMENTS
In the event that the outstanding Shares of the Corporation shall be increased or decreased, or changed into, or exchanged for a different number or kind of shares or other securities of the Corporation or another corporation, whether through a stock dividend, stock split, consolidation, recapitalization, amalgamation, reorganization, arrangement or other transaction, the Governance Committee or the Board may make appropriate adjustments to the number or kind of shares or securities upon which Deferred Stock Units are based under this Plan, and as regards Deferred Stock Units previously granted or to be granted pursuant to this Plan, in the number or kind of shares or securities upon which Deferred Stock Units are based and the purchase price therefor.

15.OPERATION OF RIGHTS PLAN
The appropriate adjustments in the number of Deferred Stock Units may be made by the Board in its discretion in order to give effect to the adjustments in the number of Shares of the Corporation resulting from the implementation and operation of the Shareholder Rights Plan Agreement originally dated as of November 9, 1995 and as amended from time to time.

16.AMENDMENTS, ETC.
Subject to applicable regulatory approval, the Board may revise, suspend or discontinue this Plan in whole or in part. No such revision, suspension, or discontinuance shall alter or impair the rights of a Director in respect of Deferred Stock Units or Shares previously granted or received under this Plan, without the consent of that Director.

17.PERIODIC REVIEW
The compensation available, and competitiveness of this Plan relative to the Comparator Group, will be reviewed:
a.by external consultants every second year, commencing in 2015; and
b.by internal management every second year, commencing in 2014.

18.EFFECTIVE DATE
This Plan is effective as of April 1, 2021, and may be amended from time to time. Commencing April 1, 2021, no new Shares or Deferred Stock Units shall be granted or received under any previous “Directors’ Compensation Plan” for Enbridge Inc. Any Shares or Deferred Stock Units previously granted or received under such previous compensation plans shall continue without alteration, including any previous elected payment date made by a Director, or impairment of the rights of a Director with respect to such Compensation.

APPENDIX “A”
to the Directors’ Compensation Plan
Retainer and Fees
1.Flat Fee Schedule
The following table establishes the annual fee schedule for Directors and is effective as of April 1, 2021.

.

		Elective Payment Form[1]
Compensation Elements	Annual Fee2	Before minimum share ownership			After minimum share ownership
		Cash	Shares	DSUs	Cash3	Shares[3]	DSUs[3]
Board Retainer	$300,000	Up to 50%	Up to 50%	50% to 100%	Up to 65%	Up to 65%	35% to 100%
Additional Board Chair Retainer	$265,000
Additional Committee Chair Retainer: AFRC HRCC S&R GC CSR	$25,000 $20,000 $15,000 $20,000 $15,000
1. Directors may elect the form of payment in increments of 5% up to the percentage amounts specified in the table.
2. All fees in U.S. dollars.
2.Penalty for Non-Attendance
At the end of each year, the Governance Committee will review the record of attendance of Directors at Committee meetings and Board meetings. The Chair of the Governance Committee along with the Board Chair, at their discretion, will recommend to the Board appropriate penalties for non-attendance by Directors at Committee and Board meetings.
3.Travel Fees
A per diem allowance of $1,500 U.S. shall be paid in cash to Directors who travel from their home state or province to a meeting in another state or province.

4.Share Ownership Requirement
Effective January 1, 2016, Directors shall hold a personal investment in Shares and Deferred Stock Units of at least three (3) times the amount of the annual Board Retainer, expressed in Canadian currency[1] and be required to achieve such investment within five (5) years of joining the Board.
[1] U.S. Currency for those Directors paid in U.S. funds.

APPENDIX “B”
to the Directors’ Compensation Plan
DESIGNATION OF BENEFICIARY FORM

I, _____________________________________ (Director’s Name) for the purposes of designating a Beneficiary pursuant to the Directors’ Compensation Plan of Enbridge Inc.
hereby designate _______________________ (insert name of Beneficiary (ies)) as my
Beneficiary of the Compensation owed to me by the Corporation.

At my own discretion, I make an additional designation should my Beneficiary not survive me.
I designate as my contingent Beneficiary _________________________________ (insert name of contingent Beneficiary) of the Compensation owed to me by the Corporation.
I make this designation on the _____ day of _______, 20____.

________________________
Signature

________________________
Print Name
Instructions:
This Designation of Beneficiary Form should be completed, signed and delivered to Enbridge Inc. as soon as possible once you have been appointed to the Board of the Corporation. Any changes to the above will require the delivery of an amended form.

In the event that you would like to name a contingent beneficiary, should your primary beneficiary not survive you, please indicate above, a contingent beneficiary.

For questions regarding your Plan or Form, please call Karen Uehara at (587)955-2986.
For delivery to Enbridge Inc., please fax your Form to (403) 231-5929.